UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2006 (August 4, 2006)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Innofone.com, Inc.’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Innofone.com, Inc.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Innofone's actual results to differ from management's current expectations are contained in Innofone's filings with the Securities and Exchange Commission. Innofone undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On May 18, 2006, Innofone.com, Inc. (“Innofone” or the “Company”) announced by press release its agreement in principle to acquire Las Vegas based Mobile Technology Group, Inc. (“MTG”) a provider of mobile messaging, transactions and content delivery. On August 4, 2006, the Company consummated this transaction and as a result, MTG has become a wholly-owned subsidiary of the Company. The Agreement (as defined below) contains various representations, warranties, covenants and agreements, and indemnity obligations of the parties. The Company issued a press release announcing the closing of this acquisition.

A copy of the press release entitled, “INNOFONE CLOSES MOBILE TECHNOLOGY GROUP (MTG) ACQUISITION” is filed herewith as Exhibit 99.1.

Agreement and Plan of Merger

On August 4, 2006, Innofone completed the acquisition of Mobile Technology Group, Inc. (“MTG”) through the merger of MTG into a newly formed wholly-owned subsidiary of Innofone pursuant to an Agreement and Plan of Merger, dated July 1, 2006 (the “Agreement”). In accordance with the terms and provisions of the Agreement, in exchange for all for of the capital stock of MTG, Innofone paid (a) $7,500 in cash; and (b) issued a total of 1,441,441 shares of its common stock valued at the time of the execution of the Agreement at $1,500,000.00 (the “Common Stock”).

Further, upon the effective date of the merger, the officers and directors of MTG became the officers and directors of the surviving company. Specifically, Kirk Anderson, James Tyner, and Ricardo Micheri, all former officers of MTG, are now officers and directors of the surviving company. Innofone has agreed to enter into employment agreements with Messrs. Anderson, Tyner, and Micheri. The Company anticipates entering into these employment agreements in the near future. Further, the parties to the Agreement acknowledged that potential conflicts may arise by virtue of the fact that Gerard N. Casale Jr. is a shareholder of both MTG and Innofone and has also acted in the past as corporate counsel to MTG and is currently General Counsel and Vice President of Business & Legal Affairs at Innofone. Accordingly, Gerard N. Casale Jr. abstained from any affirmative vote or consent or approval of the Agreement or the contemplated subject merger transaction.

A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.1.

ITEM 3.02 Unregistered Sale of Equity Securities.

In connection with the Agreement, the Company issued 1,441,441 shares of its common stock as more fully described in Item 2.01 above.

All of the shares issued to pursuant to the Agreement carried a restricted securities legend. The Company did not receive any proceeds from the sale of the shares. The Company did not use any underwriter or broker-dealer in connection with the issuance of the shares and except for certain legal fees and stock transfer agent fees, no other material costs or expenses were incurred in connection with the issuance of the shares. The shares issued to the MTG Shareholders were issued under a claim of exemption pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K. The financial statements will be filed by amendment to this report no later than 69 calendar days after the date of this initial report.

(d)    Exhibits

10.1
Agreement and Plan of Merger dated July 1, 2006, by and among Innofone.com, Inc., a Nevada corporation, Mobile Tech Acquisition Corp., a Nevada Corporation and wholly-owned subsidiary of Innofone.com, Inc., Mobile Technology Group, Inc., and its shareholders.

99.1	Press Release Issued by Innofone.com, Inc. on August 8, 2006 entitled “INNOFONE CLOSES MOBILE TECHNOLOGY GROUP (MTG) ACQUISITION”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman
Chief Executive Officer and President

August 10, 2006

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
10.1
Agreement and Plan of Merger dated July 1, 2006, by and among Innofone.com, Inc., a Nevada corporation, Mobile Tech Acquisition Corp., a Nevada Corporation and wholly-owned subsidiary of Innofone.com, Inc., Mobile Technology Group, Inc., and its shareholders

99.1	Press Release Issued by Innofone.com, Inc. on August 8, 2006 entitled “INNOFONE CLOSES MOBILE TECHNOLOGY GROUP (MTG) ACQUISITION”.